Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13D/A relating to the Common Stock of TELA Bio, Inc., has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: August 22, 2022

EW HEALTHCARE PARTNERS FUND 2, L.P.		INDIVIDUALS:

By: EW Healthcare Partners Fund 2 GP, L.P., Its General Partner		/s/ Martin P. Sutter Name: Martin P. Sutter

By: EW Healthcare Partners Fund 2-UGP, LLC, Its General Partner		/s/ R. Scott Barry Name: R. Scott Barry

By:	/s/ Martin P. Sutter	/s/ Ronald Eastman
	Name: Martin P. Sutter	Name: Ronald Eastman
Title: Managing Director
EW HEALTHCARE PARTNERS FUND 2-A, L.P.		/s/ Petri Vainio Name: Petri Vainio

By: EW Healthcare Partners Fund 2 GP, L.P., Its General Partner

By: EW Healthcare Partners Fund 2-UGP, LLC, Its General Partner

By:	/s/ Martin P. Sutter
Name: Martin P. Sutter
Title: Managing Director

EW HEALTHCARE PARTNERS FUND 2 GP, L.P.

By: EW Healthcare Partners Fund 2-UGP, LLC, Its General Partner

By:	/s/ Martin P. Sutter
Name: Martin P. Sutter
Title: Managing Director

EW HEALTHCARE PARTNERS FUND 2-UGP, LLC

By:	/s/ Martin P. Sutter
Name: Martin P. Sutter
Title: Managing Director